                                                                   Exhibit 10.8


                                   AGREEMENT

     THIS AGREEMENT ("Agreement") is made as of the 23rd day of December, 1998, by and among CuraGen Corporation, a Delaware corporation (the "Company"), Gregory T. Went, Ph.D. ("Dr. Went"), the Gregory T. Went 1997 Irrevocable Trust and the Gregory and Marjorie Went 1997 Children's Trust (collectively, the "Trusts").

     WHEREAS, the parties wish to provide for Dr. Went's separation from the Company as an Executive Vice President and for his resignation as a Director of the Company upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements hereinafter set forth, the parties, intending to be legally bound, hereby agree as follows:

     1.   Employment/Consulting Status: Salary and Benefits. (a) On January 4,
          ----------------------------
1999, the Company shall make a one-time severance payment to Dr. Went amounting to $100,000.00, less all normal payroll deductions and withholdings.

     (b) For the period of time from the date hereof through March 31, 1999 (the "Termination Date"), Dr. Went shall continue as a full-time employee of the Company. As and when reasonably requested, until the Termination Date, Dr. Went will assist the Company on strategic alliances and other special projects and will aid in the transition of his responsibilities. From the date of this Agreement through December 31, 1998, the Company shall continue to pay Dr. Went a salary at the rate of $175,000.00 per annum. From January 1, 1999 through the Termination Date, the Company shall pay Dr. Went a salary at the rate of $200,000.00 per annum. The salary to be paid to Dr. Went in this Section 1(b) shall be payable on a periodic basis consistent with past practices and regardless of whether Dr. Went's employment is terminated for any reason.

     (c) For the period of time from April 1, 1999 through December 31, 1999, Dr. Went shall serve as a consultant to the Company. After December 31, 1999, the term of the consulting period may be extended on a month-to-month basis until June 30, 2000, if at the beginning of each month Dr. Went has not become employed on a substantially full-time basis by a subsequent employer, as defined below. Dr. Went shall notify the Company in writing immediately upon becoming employed on a full-time basis by a subsequent employer. Dr. Went shall be deemed to be employed on substantially a full-time basis by a subsequent employer if he becomes an employee of any one or more entities, or a consultant to any one or more entities, where such employment and/or consulting together involve (i) thirty (30) or more hours per week on average or (ii) compensation that would exceed, when annualized, $150,000.00 per annum. The date on which Dr. Went's service as a consultant is terminated hereunder is referred to herein as the "Consulting Termination Date." As and when requested and as mutually agreed, until the Consulting Termination Date, Dr. Went will assist the Company on strategic alliances and other special projects, provided, however, that such services shall require no more than an aggregate of fifteen (15) days (each day consisting of eight-hours) from April 1, 1999 through December 31, 1999, provided that Dr. Went shall be available on a $2,000.00 per diem (plus reasonable expenses) basis thereafter, as mutually agreed. During the consulting period, the Company shall pay Dr. Went a consulting fee at the rate of $200,000.00 per annum. The consulting fee provided for in this Section 1(c) shall be paid in equal installments on a periodic basis consistent with the Company's payroll practices for all salaried employees and regardless of whether the Company terminates Dr. Went's consulting arrangements for any reason. Dr. Went shall be promptly reimbursed for all reasonable expenses incurred by him in connection with the services rendered pursuant to Sections 1(b) and (c) upon presentation of receipts evidencing such expenses, provided that any expenses in excess of $500.00 shall receive the prior written approval of the Company. Dr. Went's services as a consultant shall be performed as an independent contractor and not as an employee. In accordance therewith, he shall have no authority to bind, represent or act on behalf of the Company, shall not be an employee for purposes of any Company benefit, benefit plan, or employment policy and shall obtain and/or pay for all insurance, taxes and other things required by law and necessary to the performance of the consulting services, including without limitation, payment of all local, state and federal employment taxes and unemployment insurance. The Company shall promptly issue Dr. Went a Form 1099 with respect to the payments for the consulting services.

     (d) For the period of time from the date hereof through the Termination Date, the Company shall provide Dr. Went and his eligible dependents with continued coverage under all health, dental, medical and hospitalization plans maintained by the Company during such time period on the same terms and conditions applicable to executive officers of the Company. After the Termination Date, the Company shall provide Dr. Went with the opportunity to continue applicable coverages under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"). During the time that Dr. Went is a consultant to the Company pursuant to this Agreement, the Company, on the submission of documentation reasonably satisfactory to it, shall reimburse Dr. Went for his payments under COBRA in the same percentage as it contributed to such coverage prior to the Termination Date, provided, however, that the Company's obligation to make such reimbursement shall cease at the earlier of the expiration of the COBRA coverage period, the Consulting Termination Date, or such time as Dr. Went becomes eligible for coverage under another employer's group insurance plan, and provided further that Dr. Went shall notify the Company in writing immediately upon learning of such eligibility. Until the Consulting Termination Date, the Company also shall provide Dr. Went with reasonable email and phone mail access and, until the Termination Date, the Company shall provide Dr. Went with secretarial support, all as mutually agreed and consistent with Company policy and practices for employees.

     (e) The Company hereby assigns and transfers to Dr. Went all of its right, title and interest in and to the fax machine, personal computers, software (excluding any information stored thereon which belongs to the Company), and printer that were installed by the Company at Dr. Went's residence for his use on behalf of the Company, free and clear of all liens and encumbrances. The foregoing assets are assigned and transferred to Dr. Went as they exist on the date hereof and the Company makes no representations or warranties whatsoever regarding such assets.

     2.   Resignation.  Dr. Went hereby resigns as an officer and director of
          -----------
the Company and as an officer and director of any subsidiaries or affiliates of the Company, effective on

December 31, 1998. After such date, Dr. Went shall have no authority to represent himself as an officer or director of the Company to any person or entity or to act or purport to act in any such capacity, but Dr. Went shall continue as a full-time employee of the Company as described in Section 1 above.

     3.   $250,000.00 Loan. From time to time during the period from April 1,
          ----------------
1999 through March 31, 2001, the Company will make available to Dr. Went a loan in the maximum principal amount of up to $250,000.00, provided that Dr. Went must borrow funds under such loan in increments of at least $50,000.00. The loan will have a term of two years and will bear interest at a variable rate equal to the prime rate as reported in The Wall Street Journal from time to time, adjusted monthly. The Company's obligation to extend the loan to Dr. Went is conditioned upon Dr. Went executing a promissory note in the form attached hereto as Exhibit A at the time of the first loan.
          ---------

     4.   Stock Options. (a) On the date hereof, the Company shall issue to Dr.
          -------------
Went a stock option exercisable for 25,000 shares of common stock of the Company (the "Common Stock"), at an exercise price per share equal to the fair market value of the Common Stock on the date hereof, determined in accordance with the Company's 1997 Employee, Director and Consultant Stock Option Plan. The option shall become fully vested and immediately exercisable for all of the Common Stock thereunder on June 30, 2000 and shall terminate on June 30, 2002. On the date hereof, the Company shall execute and deliver a stock option agreement, in the form of Exhibit B attached hereto, evidencing the issuance of the foregoing
            ---------
option.

     (b) On January 4, 1999, or as soon thereafter as practicable, but in no event after January 10, 1999, Dr. Went and/or the Trusts shall be allowed to immediately exercise in full the option to purchase 83,000 shares of Common Stock under the Non-Qualified Stock Option Agreement between the Company and Dr. Went, dated December 28, 1993 (the "1993 Stock Option"). In addition, the Company shall pay to such optionees $83,000.00 to enable them to exercise such options. Accordingly, at the time of exercise, the $83,000.00 payment will be deemed to have been received from the Company and, immediately thereafter, to have been paid to the Company in order to exercise the 1993 Stock Option. Within three days of such exercise, the Company shall issue to Dr. Went and/or the Trusts an aggregate of 83,000 shares of Common Stock. The Company shall make an additional payment (the "Gross-Up Payment") in an amount equal to the sum of (i) the federal and state income tax liability imposed on receipt of the $83,000.00 payment and the exercise of the 1993 Stock Options, and (ii) the federal and state income tax liability imposed on receipt of the Gross-Up Payment. The Gross-Up Payment shall be calculated assuming that Dr. Went is taxable at the combined federal and state income tax rate of 45.0%. The Company shall pay any withholding taxes imposed on any such payments as required and shall treat such paid withholding taxes as an interest-free advance to Dr. Went, to be recovered from the Gross-Up Payment. The Gross-Up Payment shall be paid not later than December 31, 1999. An example of the calculation of the Gross-Up Payment is set forth on Exhibit C hereof.
         ---------

     (c)  Exhibit D attached hereto sets forth certain information regarding
          ---------
all other options to purchase Common Stock currently held by Dr. Went. Such options shall remain in effect and shall vest and be exercisable in accordance with the terms thereof. No amendment, modification or revision of any option agreement listed on Exhibit D,
                                                                      ---------
or the option agreements described in Sections 4(a) and (b) above, shall be effective unless approved in writing by Dr. Went. The Company represents to Dr. Went and the Trusts that none of the Common Stock underlying such stock options is or will be subject to repurchase by the Company.

     (d) If the Company believes that Dr. Went has engaged in activities that constitute "cause" under the Stock Options, as defined in Section 5 below, such that the Company is entitled to terminate Dr. Went's right to exercise the Stock Options, then the Company shall give Dr. Went fifteen (15) days advance written notice of its intention to request that the Compensation Committee of the Board of Directors terminate the Stock Options and provide Dr. Went with an opportunity to be heard before the Compensation Committee of the Board of Directors at a time to be mutually agreed upon between the Compensation Committee and Dr. Went during such fifteen-day period. No such determination of cause shall be made prior to the end of such fifteen (15) day period.

     5.   Participation in Cashless Exercise Program. As long as Dr. Went
          ------------------------------------------
holds any of the options listed or described in Section 4 above (the "Stock Options"), Dr. Went shall be entitled to participate, to the same extent as employees of the Company, in the "cashless exercise" program relating to Company stock options maintained on the Company's behalf by Morgan Stanley & Co. Incorporated (or any successor program).

     6.   Lockup and Compliance with Company Trading Policy. (a) Until June 30,
          -------------------------------------------------
1999, each of Dr. Went and the Trusts will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. Notwithstanding the foregoing, Dr. Went (but not the Trusts) may sell or transfer up to 5,000 shares of Common Stock per month beginning February 1, 1999 .

     (b) Until the Consulting Termination Date, each of Dr. Went and the Trusts shall comply with the Company's "Statement of Company Policy-Securities Trades by Company Personnel," a copy of which is attached hereto as Exhibit E. The
                                                             ---------
Company represents that (i) all of the Stock Options have been granted in accordance with Rule 16b-3 of the Securities and Exchange Act of 1934, as amended (the "34 Act"), (ii) except for the Common Stock underlying the Stock Options held by the Trusts, the Common Stock underlying the Stock Options has been registered on Form S-8's under the Securities Act of 1933, as amended,
(iii) upon Dr. Went's exercise of any of the Stock Options held by him, it will cause its legal counsel to promptly issue any necessary instructions to the Company's transfer agent so that Dr. Went may readily resell or transfer the shares obtained upon exercise of any of the Stock Options, and (iv) upon the Trusts' exercise of any of the Stock Options held by them, it will cause its legal counsel to promptly issue any necessary instructions to the Company's transfer agent so that such shares will be issued with the appropriate restrictive legends.

     7.   Return of Property. Within ten days of the date of this Agreement,
          ------------------
Dr. Went shall return to the Company all property, except as set forth herein or in writing from the Chief Executive Officer or the Chief Financial Officer of the Company, that belongs to the Company or that otherwise pertains to its business, including, without limitation, any and all documents and copies thereof, compilations of information in any form, software and credit cards. On or prior to the Termination Date, Dr. Went shall return to the Company all keys, security access cards, identification cards and other means of obtaining access to its premises.

     8.   Non-Disparagement.  (a) For a period of five years from the date
          -----------------
hereof, Dr. Went will not make any statements that are professionally disparaging about, or adverse to, the interests of the Company (including its officers, directors and employees), including, but not limited to, any statements that disparage any person, product, service, finances, financial condition, capability or any other aspect of the business of the Company, and Dr. Went will not engage in any conduct that is intended to harm professionally or personally the reputation of the Company, including its officers, directors and employees.

     (b) For a period of five years from the date hereof, the Company will cause its officers, directors and human resources personnel not to make any statements that are professionally or personally disparaging about, or adverse to, the interests of Dr. Went, and not to engage in any conduct that is intended to harm professionally or personally the reputation of Dr. Went.

     (c)  Attached hereto as Exhibit F is the Company's press release announcing
                             ---------
Dr. Went's departure. For a period of five years from the date hereof, neither Dr. Went nor the Company will make any statement relating to Dr. Went's departure that is inconsistent with such press release.

     (d) In the event that Dr. Went violates this Section 8, such violation will not constitute "cause" under the Stock Options or result in the termination of his right to exercise the Stock Options.

     9.   Employee Confidential Information and Inventions Agreement.
          ----------------------------------------------------------
Notwithstanding any other provision of this Agreement, the Employee Confidential Information and Inventions Agreement, attached hereto as Exhibit G, shall
                                                         ---------
survive the execution of this Agreement and shall remain in effect in accordance with its terms, provided, however, that the period described in paragraph 6(a) of such agreement shall extend to and until December 31, 1999 or the maximum period permitted by applicable law (whichever is shorter).

     10.  Non Solicitation and Hiring. Until December 31, 1999, Dr. Went, either
          ---------------------------
individually or on behalf of or through any third party, shall not directly or indirectly (i) solicit, entice or persuade or attempt to solicit, entice or persuade any employees of or consultants to the Company or to any present or future parent, subsidiary or affiliate of the Company to leave the services of the Company or of any such parent, subsidiary or affiliate for any reason, or (ii) hire, as a consultant or employee, any person who was an employee or consultant of the Company at any time during the six months prior to his or her date of hire by Dr. Went, either individually or on behalf of or through any third party.

     11.  Cooperation. In connection with the services described in Section 1,
          -----------
Dr. Went shall cooperate fully with the Company in the defense or prosecution of any patent applications or patents of the Company and any claims or actions now in existence or which may be brought or threatened in the future against or on behalf of the Company, including any claims or actions against its officers, directors and employees, except that after the termination of Dr. Went's employment and service as a consultant under Section 1 hereof, Dr. Went's cooperation under this paragraph shall be at the parties' mutual convenience and agreement and Dr. Went shall be entitled to receive the per diem amount specified in Section 1(c) hereof. Dr. Went's cooperation in connection with such actions or claims shall include, without limitation, his being available to meet with the Company in connection with any contract matters or audits, to prepare for any proceeding (including, without limitation, depositions, consultation, discovery or trial), to provide affidavits, to assist with any audit, inspection, proceeding or other inquiry, or to act as a witness in connection with any litigation or other legal proceeding affecting the Company. Dr. Went further agrees that should he be contacted (directly or indirectly) by any party representing an individual or entity adverse to the Company, he shall promptly notify the Company.

     12.  Release and Waiver. (a) Dr. Went hereby agrees and acknowledges that
          ------------------
by signing this Agreement and accepting the payments and benefits to be provided to him, and other good and valuable consideration provided for in this Agreement, he is waiving his right to assert any form of legal claim against the Company1 whatsoever for any alleged action, inaction or circumstance existing or arising from the beginning of time through the Termination Date. Dr. Went's waiver and release herein is intended to bar any form of legal claim, charge, complaint or any other form of action (jointly referred to as "Claims") against the Company seeking any form of relief including, without limitation, equitable relief (whether declaratory, injunctive or otherwise), the recovery of any damages or any other form of monetary recovery whatsoever (including, without limitation, back pay, front pay, compensatory damages, emotional distress damages, punitive damages, attorneys fees and any other costs) against the Company, for any alleged action, inaction or circumstance existing or arising through the Termination Date.

     Without limiting the foregoing general waiver and release, Dr. Went specifically waives and releases the Company from any Claim arising from or related to his employment relationship with the Company or the termination thereof, including, without limitation:

     (i) Claims under any state or federal discrimination, fair employment practices or other employment related statute, regulation or executive order (as they may have been amended through the Termination Date) prohibiting discrimination or harassment based upon any protected status including, without limitation, race, national origin, age, gender, marital status, disability, veteran status or sexual

--------
1 For the purposes of this Section 12, the parties agree that the term "Company" shall include Company, its divisions, affiliates and subsidiaries, and its and their respective officers, directors, employees, agents and assigns.

          orientation. Without limitation, specifically included in this paragraph are any Claims arising under the federal Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Civil Rights Acts of 1866 and 1871, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Equal Pay Act, the Americans With Disabilities Act and any similar Connecticut or other state statute.

     (ii) Claims under any other state or federal employment related statute, regulation or executive order (as they may have been amended through the Termination Date) relating to wages, hours or any other terms and conditions of employment. Without limitation, specifically included in this paragraph are any Claims arising under the Fair Labor Standards Act, the Family and Medical Leave Act of 1993, the National Labor Relations Act, the Employee Retirement Income Security Act of 1974, COBRA and any similar Connecticut or other state statute.

     (iii)Claims under any state or federal common law theory including, without limitation, wrongful discharge, breach of express or implied contract, promissory estoppel, unjust enrichment, breach of a covenant of good faith and fair dealing, violation of public policy, defamation, interference with contractual relations, intentional or negligent infliction of emotional distress, invasion of privacy, misrepresentation, deceit, fraud or negligence.

     (iv) Any other Claim arising under local, state or federal law.

          Notwithstanding the foregoing, this Section 12 does not release the Company, and Dr. Went expressly reserves claims arising from any obligation contained in this Agreement. Dr. Went acknowledges and agrees that, but for providing this waiver and release, he would not be receiving the payments and benefits being provided to him under the terms of this Agreement.

          (b) The Company releases and discharges Dr. Went from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, covenants, contracts, controversies, agreements, promises, judgments, demands, liability, claims and damages whatsoever, in law or equity, that the Company ever had or now has, including without limitation, any claim arising from or relating to Dr. Went's employment with, service as an officer and director of, or direct or indirect holding of equity securities in, or in any other capacity relating to the Company, including, but not limited to, any claims arising under any federal, state or local law or ordinance, tort, employment contract (express or implied), public policy, or any other obligation, other than those relating to the performance of Dr. Went's obligations under this Agreement.

          (c) Nothing herein shall alter, amend or modify the Company's obligations to indemnify Dr. Went in connection with any action or omission while Dr. Went was a director and officer of the Company. The Company shall at all times provide Dr. Went the same amount of coverage and he shall be entitled to the same level (and no lesser level) of indemnification as any other officer or director of the Company pursuant to any charter, by-law, director and officer liability policy or other agreement.

     13.  Representations and Warranties. (a) The Company represents and
          ------------------------------
warrants to Dr. Went and the Trusts as follows: (i) that it has full legal right, power and authority to enter into and perform all of its obligations under this Agreement and to perform the actions to be performed by it pursuant to this Agreement; (ii) the execution and delivery of this Agreement by it will not violate any other agreement to which it is a party, (iii) no consent of any third party is required for the execution and performance of this Agreement by it, and (iv) this Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding agreement enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws, now or hereafter in effect, affecting creditors' rights and remedies generally and to general principles of equity.

     (b) Each of Dr. Went and the Trusts represents and warrants to the Company as follows: (i) that he or it has full legal right, power and authority to enter into and perform all of its obligations under this Agreement and to perform the actions to be performed by it pursuant to this Agreement; (ii) the execution and delivery of this Agreement by him or it will not violate any other agreement to which he or it is a party, (iii) no consent of any third party is required for the execution and performance of this Agreement by him or it, and (iv) this Agreement has been duly executed and delivered by him and it and constitutes his and its legal, valid and binding agreement enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws, now or hereafter in effect, affecting creditors' rights and remedies generally and to general principles of equity. Dr. Went further represents that since June 30, 1998, he has not had any "reportable transactions" under Section 16(a) of the 34 Act, other than the grant of the Stock Options.

     14.  Equitable Relief. Dr. Went hereby expressly covenants and agrees that
          ----------------
the Company will suffer irreparable damage in the event any of the provisions of
Section 9, 10 and 11 hereof, including the provisions of the Employee Confidential Information and Inventions Agreement referred to therein, are not performed or are otherwise breached and that the Company shall be entitled as a matter of right (without the need to prove actual damages) to an injunction or injunctions and other relief to prevent a breach or violation by Dr. Went and to secure the enforcement of such provisions. Resort to such equitable relief, however, shall not constitute a waiver of any other rights or remedies which the Company may have.

     The Company hereby expressly covenants and agrees that Dr. Went will suffer irreparable damage in the event any of the provisions of this Agreement are not performed or are otherwise breached and that Dr. Went shall be entitled as a matter of right (without the need to prove actual damages) to an injunction or injunctions and other relief to prevent a breach or violation by the Company and to secure the enforcement of such provisions. Resort to such equitable relief, however, shall not constitute a waiver of any other rights or remedies which Dr. Went may have.

     15.  Confidentiality. All information relating in any way to the subject
          ---------------
matter of this Agreement, including the terms and amount of payments and benefits provided under this Agreement, shall be held confidential by the Company and Dr. Went and shall not be publicized or disclosed to any person (other than an immediate family member, legal counsel or financial advisor, provided that any such individual to whom disclosure is made agrees to be bound by these confidentiality obligations), business entity or government agency (except where disclosure is mandated by state or federal law or regulation or by legal process).

     16.  Notice. All notices, requests and other communications to any party
          ------
hereunder shall be given or made in writing and mailed (by registered or certified mail or by overnight courier) or delivered by hand as follows:

          (a)    if to the Company, to it at:

                 CuraGen Corporation
                 Long Wharf Maritime Center
                 555 Long Wharf Drive, 11th Floor
                 New Haven, Connecticut 06511
                 Attention:       Jonathan M. Rothberg, Chief Executive Officer

          with a copy to:

                 Mintz, Levin, Cohn, Ferris, Glovsky
                   and Popeo, P.C.
                 One Financial Center
                 Boston, MA 02111
                 Attention:       Jeffrey M. Wiesen, Esquire

          (b)    if to Dr. Went or the Trusts at:

                 Gregory T. Went, Ph.D.
                 34 Scotland Avenue
                 Madison, CT  06443

          with a copy to:

                 Gadsby and Hannah LLP
                 225 Franklin Street
                 Boston, MA 02110
                 Attention:       Lawrence Gennari, Esquire

or such address as such party may hereafter specify for the purpose of notice to the other party hereto. Each such notice, request or other communication shall be effective when, if delivered by hand, received by the party to which it is addressed or, if mailed in the manner described above, on the third business day after the date of mailing.

     17.  Successors and Assigns.  The rights and obligations of the Company
          ----------------------
under this Agreement shall inure to the benefit and be binding upon its successors and assigns and any entity to which its assets and business may be transferred by operation of law or otherwise. This

Agreement is personal to Dr. Went and the Trusts and they shall not, without the written consent of the Company, assign their rights or obligations hereunder, other than by will or the laws of descent and distribution, but the provisions hereof shall inure to the benefit of and be enforceable by Dr. Went's heirs and legal representatives.

     18.  Arbitration. Except with respect to proceedings to obtain equitable
          -----------
relief as provided in Section 14 hereof, any dispute, controversy, or claim arising out of, in connection with, or in relation to this Agreement and its exhibits, shall be settled by arbitration in Hartford, Connecticut, or such other place as agreed by the parties, pursuant to the Commercial Rules then in effect of the American Arbitration Association. Notwithstanding anything else contained herein, the arbitration shall be before one arbitrator who, within ten
(10) days of the receipt by one party of a Demand for Arbitration by the other party, shall be selected by agreement of the parties. Failing such agreement, the parties, within five (5) days thereof, shall submit the matter to the American Arbitration Association and the arbitrator shall be selected and appointed by the American Arbitration Association itself. The arbitrator's decision shall be rendered within sixty (60) days of his/her selection and shall be in writing with a statement of the reasons supporting such decision. Any award or determination shall be final, binding, and conclusive upon the parties, except as provided by the applicable arbitration statute, and judgment rendered may be entered thereon in any court having jurisdiction thereof. Dr. Went and the Company knowingly waive any and all rights to jury trial in any forum. The parties hereby expressly waive punitive damages. Each party shall bear its own expenses, including attorney's fees, relating to the arbitration unless otherwise determined in the arbitration.

     19.  Dr. Went's Expenses. Within three business days of the execution of
          -------------------
this Agreement, the Company shall pay all of the expenses incurred by Dr. Went in connection with this Agreement, including legal and accounting fees, not to exceed $10,000.00.

     20.  Governing Law. This Agreement shall be construed in accordance with
          -------------
and governed by the substantive laws of the State of Delaware, without regard to the choice of law rules thereof.

     21.  Complete  Understanding.  Except as expressly provided herein, this
          -----------------------
Agreement supersedes any prior contracts, understandings, discussions and agreements among the parties and constitutes the complete understanding between them with respect to the subject matter hereof. No statement, representation, warranty or covenant has been made by any party with respect hereto except as expressly set forth therein.

     22.  Modification: Waiver. (a) This Agreement may be amended or waived if,
          --------------------
and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company on the one hand and Dr. Went and the Trusts on the other or in the case of a waiver, by the party against whom the waiver is to be effective.

     (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and shall not be exclusive of any rights or remedies provided by law or at equity.

     23.  Headings. The section headings in this Agreement are for convenience
          --------
of reference only and shall not control or affect the meaning or construction of this Agreement.

     24.  Counterparts. This Agreement may be signed in any number of
          ------------
counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other party hereto.

     25.  Construction.  Dr. Went, the Trusts and the Company have cooperated in
          ------------
the drafting and preparation of this Agreement. Hence, in any construction to be made of this Agreement, the same shall not be construed against any party on the basis that the party was the drafter.

     26.  Further Assurances. The parties hereto shall, at the request of any
          ------------------
other party, execute and deliver any further instruments or documents and take all such further action as such party reasonably may request in order to consummate and make effective the foregoing provisions of this Agreement.

     IN WITNESS WHEREOF, the Company and the Trusts have caused this Agreement to be duly executed in its name by one of its duly authorized representative, and Dr. Went has manually signed his name hereto, as of the date first written above.


                                      /s/ Gregory T. Went, Ph.D.
                                      --------------------------
                                      Gregory T. Went, Ph.D.


                                      GREGORY T. WENT 1997
                                      IRREVOCABLE TRUST


                                      By: /s/ James M. Bustillo
                                          ---------------------

                                      By: /s/ Marjorie Went
                                          -----------------

                                          Its Trustees


                                      GREGORY AND MARJORIE WENT
                                      1997 CHILDREN'S TRUST


                                      By: /s/ James M. Bustillo
                                          ---------------------

                                      By: /s/ Marjorie Went
                                          -----------------

                                          Its Trustees


                                      CURAGEN CORPORATION


                                      By /s/ David M. Wurzer
                                         -------------------
                                          Its /s/ EVP and CFO
                                              ---------------